--------------------------------------------------------------------------------
           Conference Call:               Today, November 13, at 10:00 a.m. EST
--------------------------------------------------------------------------------
           Dial-in numbers:               212/271-4595 and 415/904-7341
           Webcast/Replay URL:            www.vcall.com/CEPage.asp?ID=85198


News Announcement                           For Immediate Release

CONTACT:
Jeffrey D. Gash                             Joseph N. Jaffoni, Nathan Ellingson
Chief Financial Officer                     Jaffoni & Collins Incorporated
631/273-5500 or jgash@jacoelect.com         212/835-8500 or jaco@jcir.com

                 JACO ELECTRONICS REPORTS FIRST QUARTER RESULTS

                           - Net Sales Increase 47% -

Hauppauge, NY, November 13, 2003 -- Jaco Electronics, Inc. (Nasdaq: JACO), a distributor of electronic components to original equipment manufacturers, today reported results for its fiscal 2004 first quarter ended September 30, 2003.

Net sales for the fiscal first quarter ended September 30, 2003 increased 47% to $72,269,000 compared with $49,044,000 for the quarter ended September 30, 2002. Jaco had a net loss for the fiscal 2004 first quarter of $424,000, or $0.07 per diluted share, compared with a net loss of $987,000, or $0.17 per diluted share, during the same period last year. Per share results are based on a weighted average number of diluted shares outstanding of 5,792,000 and 5,807,000 for the first quarters of fiscal 2004 and fiscal 2003, respectively.

Commenting on the results, Jaco's Chairman and Chief Executive Officer, Joel Girsky, said, "The first quarter was a transitional period for Jaco, marking the first complete quarter of sales from the acquisition of certain assets of the electronics distribution operations of Reptron Distribution. With `same store' sales growth in Jaco's core operations and the contribution from the Reptron transaction, net sales increased 47% in the quarter compared to last year and gross profit rose 45%. Additionally, on a sequential basis, net sales for the quarter increased over 30% from the fiscal 2003 fourth quarter.

"During the quarter, we devoted considerable attention to integrating Reptron's computer system and other operations into Jaco's and to closing the Reptron Distribution Reno warehouse facility. The integration resulted in one-time expenses during the quarter that contributed to the first quarter operating loss. However, the Reptron acquisition has clearly added to the Jaco organization as reflected in our top line growth and we are realizing operating efficiencies as a result of the combined operations.
                                     -more-

         JACO Electronics Reports First Quarter Results, 11/13/03 page 2

"During the fiscal first quarter, the dramatic rise in sales resulted in increases in accounts receivable which resulted in corresponding increases in accounts payable and bank borrowings. We believe that with our broader line card offerings and expanded customer base Jaco is positioned for a return to profitability during fiscal 2004. Additionally, there are indications of an upturn in our industry from which we believe Jaco is well positioned to benefit."

Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers throughout North America and provides contract manufacturing services to its industrial OEM customers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays and monitors and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.

Jaco has two distribution centers and 17 strategically located sales offices throughout the United States. Jaco provides a variety of value-added services including automated inventory management services, assembling stock items for customers into pre-packaged kits, integrating and assembling various custom components with flat panel displays to customer specifications and providing contract manufacturing services. The Company's core customer base consists primarily of small and medium-sized manufacturers that produce electronic equipment used in a wide variety of industries.

Except for the historical information, this press release includes forward-looking statements that involve risks and uncertainties, including, but not limited to, general industry and economic conditions, the impact of competitive products, product demand and market acceptance risks, fluctuations in operating results, delays in development of highly-complex products, the ability of the Company to maintain or expand its operations, the level of costs incurred in connection with the Company's ability to maintain or expand its operation and the financial strength of the Company's customers and suppliers and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, including margins, SG&A expenses as a percentage of revenues and earnings per diluted share, to differ materially from those expressed in the forward-looking statements. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. Actual results may differ materially from such information set forth herein.
                                 -tables follow-



         JACO Electronics Reports First Quarter Results, 11/13/03         page 3


                     JACO ELECTRONICS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
              ($ in thousands, except share and per share amounts)
                                   (unaudited)

                                                                   Three months ended
                                                                       September 30,
                                                               2003                     2002
                                                             -------                  -------

Net sales                                                     $ 72,269                $ 49,044
                                                              --------                --------
Gross profit                                                     9,204                   6,347
Selling, general & administrative
   expenses                                                      9,412                   7,465
                                                              --------                --------
Operating loss                                                    (208)                 (1,118)
Interest expense                                                   444                     401
                                                            ----------               ---------
Loss before income taxes                                          (652)                 (1,519)
Income tax benefit                                                (228)                   (532)
                                                            -----------               ---------
Net loss                                                     $    (424)              $    (987)
                                                             ==========              ==========

Net loss per common share:
  Basic                                                      $  (0.07)               $  (0.17)
                                                             =========               =========
  Diluted                                                    $  (0.07)               $  (0.17)
                                                             =========               =========

Weighted average shares:
   Basic                                                     5,792,123               5,807,432
                                                             =========               =========
   Diluted                                                   5,792,123               5,807,432
                                                             =========               =========




          Summary Balance Sheet
         As of September 30, 2003                 Key Financial Statistics
Receivables (net)      $ 43,033,000       LT Debt to Capitalization        48%
Inventories            $ 40,963,000       Per Share Price - 11/12/03      $6.31
                                          Book Value Per Share            $7.69
Long-Term Debt         $ 42,006,000
A/C Payable and
Accrued Expenses       $ 36,445,000
Shareholder's Equity   $ 45,598,000

                                        # # #